UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 6, 2010
INTERNATIONAL LEASE FINANCE CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

CALIFORNIA	1-31616	22-3059110

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10250 Constellation Boulevard, Suite 3400
Los Angeles, California	90067
(Address of Principal Executive Offices)	(Zip Code)
(310) 788-1999
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Overview
On April 6, 2010, International Lease Finance Corporation (“ILFC”) issued $250 million of additional 8.625% Senior Notes due September 2015 (the “2015 Notes”) and $500 million of additional 8.750% Senior Notes due March 2017 (the “2017 Notes” and together with the 2015 Notes, the “Notes”), pursuant to an indenture, dated as of March 22, 2010 (the “Indenture”), among ILFC, Wilmington Trust FSB, as trustee, and Deutsche Bank Trust Company Americas, as paying agent, security registrar and authentication agent. The 2015 Notes and the 2017 Notes were issued as additional notes under the Indenture pursuant to which, on March 22, 2010, ILFC issued $1 billion aggregate principal amount of 8.625% Senior Notes due September 2015 (the “Existing 2015 Notes”) and $1 billion aggregate principal amount of 8.750% Senior Notes due March 2017 (the “Existing 2017 Notes” and together with the Existing 2015 Notes, the “Existing Notes”). The terms of the Notes are discussed under Item 2.03 below.
The Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. Holders of the Notes will have the benefit of certain registration rights for the Notes, as discussed below.
Registration Rights Agreement
On April 6, 2010, in connection with the issuance of the Notes, ILFC entered into a registration rights agreement (the “Registration Rights Agreement”) with Banc of America Securities LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, J. P. Morgan Securities Inc. and UBS Securities LLC, as representatives of the initial purchasers, relating to, among other things, a registered exchange offer to exchange the Notes of each series for new registered Notes of such series with substantially identical terms.
Subject to the terms of the Registration Rights Agreement, ILFC will use its commercially reasonable efforts to have the registration statement with respect to such exchange offer declared effective by the SEC within 310 days after the original issue date of the Existing Notes (i.e., March 22, 2010) and to consummate the exchange offer within 365 days after the original issue date of the Existing Notes.
If ILFC is unable to effect the exchange offer under certain circumstances, ILFC is to use its commercially reasonable efforts to have a shelf registration statement declared effective by the SEC with respect to resales of the Notes and to keep such shelf registration statement effective until the earlier of the second anniversary of the original issue date of the Existing Notes and the date all Notes covered by the shelf registration statement are sold.
If ILFC is unable to consummate the exchange offer within 365 days after the original issue date of the Existing Notes, or if applicable, if the shelf registration statement has not been declared effective or ceases to be effective during the required effectiveness period (each, a “registration default”), the annual interest rate on affected Notes will increase by 0.25% per year for the first 90-day period during which such registration default continues. The annual interest rate on such Notes will increase by an additional 0.25% per year for each subsequent 90-day period during which such registration default continues, up to a maximum additional rate of 0.50% per year. If the registration default is cured, the applicable interest rate will revert to the original level.
The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement, attached hereto as Exhibit 4.1.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The 2015 Notes and the 2017 Notes
On April 6, 2010, ILFC issued the 2015 Notes and the 2017 Notes pursuant to the Indenture, as discussed under Item 1.01 above. The 2015 Notes and 2017 Notes will each constitute a separate series of notes under the Indenture but will vote together as a single group for certain amendments and supplements to the Indenture. The 2015 Notes will have the same terms except issue date and purchase price and be treated as the same series as the Existing 2015 Notes. Holders of the 2015 Notes and holders of the Existing 2015 Notes will vote together as one class under the Indenture. The 2017 Notes will have the same terms except issue date and purchase price and be treated as the same series as the Existing 2017 Notes. Holders of the 2017 Notes and holders of the Existing 2017 Notes will vote together as one class under the Indenture.
The aggregate gross proceeds from the sale of the Notes were approximately $756.3 million (excluding accrued interest from March 22, 2010) and the aggregate net proceeds were approximately $744.8 million (excluding accrued interest from March 22, 2010) after deducting the initial purchaser’s discount and estimated offering expenses. The net proceeds will be used by ILFC for general corporate purposes, including the repayment of existing indebtedness.
Interest. The 2015 Notes accrue interest at a rate of 8.625% per year payable semiannually on March 15 and September 15 of each year, commencing on September 15, 2010. The 2015 Notes mature on September 15, 2015. The 2017 Notes accrue interest at a rate of 8.750% per year payable semiannually on March 15 and September 15 of each year, commencing on September 15, 2010. The 2017 Notes mature on March 15, 2017. The Notes will accrue interest from March 22, 2010, the issue date of the Existing Notes.
Ranking. The Notes will rank equally in right of payment with all of ILFC’s existing and future unsubordinated unsecured indebtedness, and senior in right of payment to ILFC’s existing and future indebtedness that by its terms is expressly subordinated to the Notes. The Notes will be effectively subordinated to any of ILFC’s existing and future secured indebtedness to the extent of the value of the assets securing such debt. The Notes will be structurally subordinated to all existing and future indebtedness and other liabilities of ILFC’s subsidiaries. The Notes will be unsecured and will not be guaranteed by ILFC’s parent, American International Group, Inc., any of ILFC’s subsidiaries or any third party.
Redemption. The Notes are not subject to redemption prior to their stated maturity and there is no sinking fund for the Notes.
Covenants. The Indenture contains customary covenants that, among other things, will restrict the ability of ILFC and its restricted subsidiaries to: (i) incur liens on assets; (ii) declare or pay dividends or acquire or retire shares of capital stock of ILFC during certain events of default; (iii) designate restricted subsidiaries as non-restricted subsidiaries or designate non-restricted subsidiaries; (iv) make investments in or transfer assets to non-restricted subsidiaries; and (v) consolidate, merge, sell or otherwise dispose of all or substantially all of ILFC’s assets. All of these covenants are subject to a number of important limitations and exceptions under the Indenture.
Events of Default. The Indenture also provides for customary events of default with respect to each series of Notes, including, but not limited to, the failure to make payments of interest on, or principal of, the Notes, the failure to comply with certain covenants and agreements specified in the Indenture for a period of time after notice has been provided, the acceleration of certain other indebtedness resulting from the failure to pay principal on such other indebtedness prior to its maturity, and certain events of insolvency. If any event of default occurs, the principal, interest and any other monetary obligations on all the then outstanding Notes may become due and payable immediately.

The information set forth above under Item 1.01 is hereby incorporated by reference in its entirety in this Item 2.03.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits

Exhibit No.	Description
4.1	Registration Rights Agreement, dated as of April 6, 2010, among International Lease Finance Corporation and Banc of America Securities LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, J. P. Morgan Securities Inc. and UBS Securities LLC, as representatives of the initial purchasers.

          Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERNATIONAL LEASE FINANCE CORPORATION
By:	/s/ Fred S. Cromer
Fred S. Cromer
Chief Financial Officer

DATED: April 6, 2010

EXHIBIT INDEX

Exhibit No.	Description
4.1	Registration Rights Agreement, dated as of April 6, 2010, among International Lease Finance Corporation and Banc of America Securities LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, J. P. Morgan Securities Inc. and UBS Securities LLC, as representatives of the initial purchasers.